REORGANIZATION AGREEMENT

     This Reorganization Agreement ("Agreement") is made and entered into this _____ day of December, 1999, between and among (i) Berens Industries, Inc., a Nevada corporation, which is referred to herein as "Company," (ii) Artmovement.com, Inc., a Nevada corporation, which is referred to herein as "Artmovement," and (iii) those persons identified in Schedule A-1 attached hereto, who are the beneficial owners of 12,960,000 shares of common stock of Artmovement, $.001 par value per share, which constitutes 100% of the issued and outstanding capital stock of Artmovement (the "Artmovement Shareholders").

     WHEREAS, the Artmovement Shareholders, as set forth in Schedule A-1 hereto, own and have the right to sell, transfer and convey, 12,960,000 shares of Artmovement's common stock which constitutes one hundred percent (100%) of the issued and outstanding capital stock of Artmovement; and

     WHEREAS, the Company wishes to acquire one hundred percent (100%) of the issued and outstanding capital stock of Artmovement, including those shares presently held by the Artmovement Shareholders, as set forth in Schedule A-1 hereto on a share for share basis; and

     WHEREAS, the Artmovement Shareholders have agreed to deliver 12,960,000 shares of Artmovement's common stock which constitutes one hundred percent
(100%) of the issued and outstanding shares of common stock of Artmovement to the Company in exchange for 12,960,000 newly issued shares of the Company's $.001 par value per share common stock; and

     WHEREAS, the parties hereto wish to formalize the above mentioned agreements and thereafter accomplish such exchange on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed and by these presents do hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIES BY ARTMOVEMENT AND THE ARTMOVEMENT SHAREHODLERS. Artmovement and the Artmovement Shareholders, hereby jointly and severally make the following express representations and warranties to the
Company:

          A. Artmovement is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its property and carry on its business in the State of Nevada. Copies of Artmovement's Certificate of Incorporation and By-Laws have heretofore been furnished to the Company by Artmovement and/or the Artmovement Shareholders, and all such copies are true, correct and complete copies of the original Articles of Incorporation and By-Laws including all amendments thereto.

          B. Artmovement has the corporate authority to issue a total of 15,000,000 shares of common stock, of which 12,960,000 shares have been issued and are outstanding.

          C. The Artmovement Shareholders have full power and authority to exchange the 12,960,000 shares of Artmovement's common stock which are held by them upon the terms and conditions provided for in this Agreement, and said shares of common stock have been duly and validly issued and will be free and clear of any lien or other encumbrance on the Closing Date specified herein.

          D. Artmovement is not involved in any pending or threatened litigation which would, or might, materially affect its financial condition and which has not been disclosed to the Company in writing.

          E.  Artmovement  has good and marketable  title to all of the property
     and  assets  free  and  clear  of  any  and  all  liens,   encumbrances  or
     restrictions, except for:

               (1) taxes and assessments which may become due and payable in the ordinary course of business; and

               (2) easements or other minor restrictions with respect to its property which do not materially affect the present use of such property.

          F. There are no unpaid assessments or proposed assessments of State or Federal income taxes pending against Artmovement and all liabilities for Federal and State income or franchise taxes, as shown on the tax returns filed, or to be filed, by Artmovement, have been paid or the liability therefor has been provided for and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued; except where the failure to pay would not have a material adverse effect on the business of Artmovement.

          G The Artmovement Shareholders are acquiring the common stock of the Company, solely for their own accounts, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of the Act. The Artmovement Shareholders understand that the Company's common stock has not been registered under the Act or securities laws of any State ("State Act") by reason of the specific exemptions therefrom, which exemptions depend in part upon their subjective investment intent as expressed herein.


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          H. The Artmovement Shareholders hereby acknowledge that:

               (1) They are an "Accredited Investor" as such term is defined in Regulation D promulgated under the Act, or they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed exchange of Artmovement's securities for securities of the Company, and

               (2) They are able to bear the economic risks of the investment in the Company'ssecurities and they are able to protect their own interests in an investment of this nature.

     Artmovement and the Artmovement Shareholders further represent and warrant that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the Closing for a period of one year from the Closing Date.

     2. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby makes the following express representations and warranties to Artmovement and the Artmovement Shareholders:

          A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as now being conducted. Certified copies of the Company's Articles of Incorporation and By-Laws have heretofore been furnished to Artmovement by the Company, and all such copies are true, correct and complete copies of the original Articles of Incorporation and By-Laws including all amendments thereto.

          B. The Company has the corporate authority to issue a total of 50,000,000 shares of $.001 par value per share common stock, of which 4,500,000 shares are presently issued and outstanding. The Company has the corporate authority to issue a total of 10,000,000 shares of $.001 par value per share preferred stock, of which no shares are presently issued and outstanding. The Company has outstanding options to purchase an aggregate of 798,750 shares of Company common stock.

          C. The Company has the corporate power and authority to execute and perform all of its duties and obligations under the terms of this Agreement and to issue and deliver to the Artmovement Shareholders, those shares of its $.001 par value per share common stock that are required to be issued and delivered under the terms of this Agreement

          D. The execution and delivery of this Agreement, and the issuance of the Company's $.001 par value per share common stock required to be issued hereunder, will have been duly authorized by all necessary corporate action and neither the execution nor delivery of this Agreement nor the issuance of the Company's $.001 par value per share common stock, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-Laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or by which it is bound or by which any of its property is bound.

          e I. The Company is not involved in any pending or threatened litigation which would, or might, materially affect its financial condition and which has not been disclosed to Artmovement and the Artmovement Shareholders in writing.

          F. The Company has duly and timely filed or prior to Closing will file with any federal, state, local or foreign governmental taxing authority, body or agency, all federal, state, local and foreign tax returns, declarations, reports estimates, informational returns and statements (collectively ("Returns") required to be filed or sent by or on behalf of the Company, at or prior to the date of Closing, and all such Returns are or will be true, correct and complete. There are no unpaid assessments or proposed assessments of State or Federal income taxes pending against the Company. All liabilities for Federal and State income or franchise taxes, as shown on the tax returns filed, or to be filed, by the Company, have been paid or the liability therefor has been provided for and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued; except where the failure to pay would not have a material adverse effect on the business of the Company.

          G. The shares of the Company's $.001 par value per share common stock which will be delivered to the Artmovement Shareholders pursuant to the terms of this Agreement will, on delivery in accordance with the terms hereof, be duly authorized, validly issued and fully paid and non assessable.

          H. Except as set forth in the audited balance sheet of the Company as set forth in the Company's SEC filings, the Company has no material claims against it, liabilities or indebtedness, contingent or otherwise. The Company does not know or have reason to know of any basis for the assertion against the Company of any liability of any material nature or in any material amount not fully reflected or reserved against in the Company's audited balance sheet.

     The Company further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of one year from the Closing Date.

     3. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder shall be subject to the following conditions:

          A. The Company shall not have discovered any material error, misstatement or omission in any of the representations and warranties made by Artmovement, and/or the Artmovement Shareholders herein and all the terms and conditions of this Agreement to be performed and complied with have been performed and complied with.

          B. There shall have been no substantial adverse changes in the financial condition, business or operations of Artmovement from the date of this Reorganization Agreement, until the Closing Date, except for changes resulting from operations in the usual and ordinary course of its business, and between such dates no business and assets of Artmovement shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.


     4. CONDITIONS TO THE OBLIGATIONS OF THE ARTMOVEMENT SHAREHOLDERS AND ARTMOVEMENT. The obligations of the Artmovement Shareholders and Artmovement hereunder are subject to the following conditions:

          A. The Artmovement Shareholders and Artmovement shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

          B. There shall have been no substantial adverse changes in the financial condition, business or operations of the Company, except for changes resulting from those operations in the usual ordinary course of the business, and no business and assets of the Company shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.

     5. CLOSING DATE. The Closing of this Agreement ("Closing Date") shall take place on or before____________________.

     6. EXCHANGE OF SECURITIES. Subject to the terms and conditions set forth herein, At the time of the Closing referred to in Section 5 hereof, the Company will issue and deliver, or cause to be issued and delivered to the Artmovement Shareholders identified in Schedule A-1 hereto certificates evidencing the ownership of the securities as designated therein and concurrently therewith the Artmovement Shareholders identified in Schedule A-1 hereto shall directly or through their agent deliver or cause to be delivered to the Company, certificates evidencing the ownership of securities as designated therein, all duly endorsed to the Company.

     7. ACTIONS AT THE CLOSING. At the Closing of this Agreement, the Company and the Artmovement Shareholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with
Section 6 of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable. In addition to the above mentioned exchange of certificates, the following transactions will take place at the Closing Date.

     THE  COMPANY  WILL DELIVER TO THE ARTMOVEMENT SHAREHOLDERS AND ARTMOVEMENT:

          A. Duly certified copies of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement;

          B. A certificate executed by a principal officer of the Company attesting to the fact that all of the foregoing representations and warranties of the Company are true and correct as of the Closing Date and that all of the conditions to the obligations of the Artmovement Shareholders, which are to be performed by the Company have been performed as of the Closing Date;

     THE  ARTMOVEMENT SHAREHOLDERS AND ARTMOVEMENT  WILL DELIVER TO THE COMPANY:

          A. Duly certified copies of corporate resolutions and other corporate proceedings taken by Artmovement to authorize the execution, delivery and performance of this Agreement;

          B. A certificate of corporate good standing for Artmovement from the Secretary of State of the State of Nevada which shall be dated no more than 60 days prior to the Closing Date; and

          C. A certificate by a principal officer of Artmovement that each of the representations and warranties of the Artmovement are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company which are to be performed by Artmovement and have been performed as of the Closing Date.

          D. An incumbency certificate including the Company's Articles of Incorporation (including any amendments thereto), By-Laws (including any amendments thereto), and Corporate Resolutions.

     8. CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, Artmovement shall conduct its business in the same manner in which it has heretofore been conducted and the Shareholders will not permit Artmovement to
(1)  enter  into any contract, other than in the ordinary course of business, or
(2) declare or make any distribution in the nature of a dividend or return of capital to the Artmovement Shareholder's, without first obtaining the written consent of the Company.

     9. FUTURE REGISTRATION. The Artmovement Shareholders understand that because the Company's common stock has not been registered under the Act or any State Act, they must hold the Company's common stock indefinitely, and cannot dispose of any or all of them unless such they are subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. The Artmovement Shareholders further understand that the Company may, as a condition to the transfer of any of the shares of the Company's common stock requires that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, provided at such Artmovement Shareholder's expense, to the effect that the proposed transfer does not result in violation of the Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Act and is in compliance with all applicable State Acts.

     10. TRANSFERABILITY. All shares of the Company's common stock which are issued to the Artmovement Shareholders, pursuant to the terms of this Agreement shall be "restricted securities" within the meaning of Rule 144 of the Act. The Company shall issue stop transfer instructions to the transfer agent for its common stock and shall place the following legend on the certificates representing such stock.

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A TRANSACTION EFFECTED IN RELIANCE UPON AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN THE SUBJECT TO A REGISTRATION STATEMENT UNDER THE ACT OR ANY STATE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR APPLICABLE EXEMPTION THEREFROM UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES ACT."

     11. ACCESS TO INFORMATION. Concurrently herewith, the Company has delivered to the Artmovement Shareholders correct and complete copies of all documents and records requested by the Shareholders. In addition, the Artmovement Shareholders have had the opportunity to ask questions of, and received answers from, officers and directors of the Company, and persons acting on its behalf concerning such information and the terms and conditions of the Agreement, and have received sufficient information relating to the Company to enable them to make an informed decision with respect to the acquisition of the common stock.


     12. NO SOLICITATION. At no time were the Artmovement Shareholders presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with their acquisition of the Company's common stock.

     13. EXPENSES. The Artmovement Shareholders and Artmovement and the Company shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated.

     14. FINDERS. The Artmovement Shareholders and Artmovement shall indemnify and hold the Company harmless against and with respect to all claims or brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based on any agreements, arrangements, or understandings claimed to have been made by the Artmovement Shareholders and Artmovement with any third party. The Company shall indemnify and hold the Artmovement Shareholders and Artmovement harmless against and with respect to all claims for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based in any agreements, arrangements, or understandings claimed to have been made by the Company with any third party. Except as provided in Schedule C, each party to this Agreement represents and warrants to each other party that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated hereby.

     15. ATTORNEY'S FEES. In the event of any litigation among the parties related to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs to be fixed by the court, said fees to include appeal and collection of judgment.

     16.     MISCELLANEOUS.

          A. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Texas, excluding any principle or provision thereof that would require application of the laws of any other jurisdiction.

          B. This Agreement shall not be assignable by either party without prior written consent of the other.

          C. All paragraph headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

          D. This Agreement sets forth the entire understanding between the parties, there being no terms, conditions, warranties or representations other than those contained herein, and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

          E. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the Artmovement Shareholders and Artmovement and upon the successors and assigns of the Company.

          F. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:


IF  TO  ARTMOVEMENT  SHAREHOLDERS  OR  ARTMOVEMENT:

          ____________________________
          ____________________________
          ____________________________
          ____________________________



IF  TO  THE  COMPANY:

          Marc  I.  Berens
          Berens  Industries,  Inc.
          701  N.  Post  Oak  Road,  Suite  350
          Houston,  Texas  77024

WITH  COPIES  TO:

          Brewer  &  Pritchard  P.C.
          Attention:  Thomas  Pritchard,  Esq.
          1111  Bagby  Street
          Suite  2450
          Houston,  Texas  77002

          G. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                            REORGANIZATION AGREEMENT
                           COUNTERPART SIGNATURE PAGE



     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                   Berens  Industries,  Inc.,  a
                                   Nevada  corporation



                                   By:________________________

                                   Print  Name:_________________

                                   Title:_______________________

                            REORGANIZATION AGREEMENT
                           COUNTERPART SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         ARTMOVEMENT.COM,  INC.,  A  NEVADA  CORPORATION

                         By:_______________________

                         Print  Name:________________

                         Title:_____________________

                              ARTMOVEMENT.COM, INC.
                                   COUNTERPART
                     REORGANIZATION AGREEMENT SIGNATURE PAGE
                        ARTMOVEMENT.COM, INC. SHAREHOLDER



     The undersigned, in his, her or its capacity as the beneficial owner of _______________ shares of common stock of Artmovement.com, Inc., a Nevada corporation (the "Company"), hereby joins in and executes the Reorganization between and among National Air Corporation, the Company and those Shareholders of the Company that shall execute and deliver this Counterpart Signature Page to the Reorganization Agreement.

     The undersigned hereby grants a Special Power of Attorney to the duly authorized officers of the Company and constitutes and appoints such officers as his, her or its true and lawful Attorney-In -Fact with full power and authority to act in his, her or its name, place and stead to execute, acknowledge and swear to the Reorganization Agreement on his, her or its behalf if, as and when such Reorganization Agreement is executed by the Company.

     Such officers and the Company are also specifically authorized and empowered to attach this Signature Page to the executed Reorganization Agreement with the same force and legal effect as would obtain if the undersigned had personally performed such act. The Power of Attorney granted hereby shall be deemed to be a power coupled with an interest, which is irrevocable and shall survive the death, incompetency or incapacity of the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page in the City of ____________ State of _____________ this ________ day of
_________  1999.


_________________________________
Signature


________________________________
Name  Printed

________________________________
Street  Address

_______________________________
City,  State,  Zip